EXHIBIT 1


      The undersigned hereby agree to file a joint statement on Schedule 13D and amendments thereto pertaining to their beneficial ownership of shares of Common Stock of Linkon Corporation.

      This Agreement may be terminated for any reason by any party hereto immediately upon the personal delivery or facsimile transmission of notice to that effect to the other parties hereto.

      This agreement may be executed in counterparts and all so executed shall constitute the agreement.

Date: April 15, 1998


                  By: /s/ James Scibelli
                      ------------------------
                      James Scibelli


                  ROBERTS & GREEN, INC.

                  By: /s/ James Scibelli
                      ------------------------
                      Name:   James Scibelli
                      Title:  President


                  RG CAPITAL FUND, LLC

                  By: SG Capital Corp.,
                      its Managing Director

                  By: /s/ James Scibelli
                      ------------------------
                      Name:   James Scibelli
                      Title:  President


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